Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 17, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of Halifax Corporation and subsidiaries on Form 10-K/A for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Halifax Corporation on Form S-8 (File No. 333-41995, effective December 11, 1997).

/s/ Grant Thornton LLP

Vienna, VA
June 14, 2006